EX-99.A11

                                POWER OF ATTORNEY

         KNOW ALL MEN BY  THESE  PRESENTS,  that  each of the  undersigned  as a director and/or officer of JACKSON NATIONAL LIFE INSURANCE COMPANY (the Depositor), a Michigan corporation, hereby appoints Andrew B. Hopping, Thomas J. Meyer and Robert P. Saltzman (with full power to each of them to act alone) his attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to execute, deliver and file in the names of the undersigned, any of the documents referred to below relating to the registration statements on Form N-8B2, under the Investment Company Act of 1940, as amended, and Form S-6 under the Securities Act of 1933, as amended, or any successor form adopted by the Securities and Exchange Commission covering the registration of a Variable Life Insurance Policy issued by Jackson National Separate Account IV (the Registrant), including the initial registration statements, any amendment or amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorney-in-fact and agent, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do in person, thereby ratifying all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be a single document.

         IN WITNESS WHEREOF, each of the undersigned director and/or officer hereby executes this Power of Attorney as of the 31st day of March 2000.

/s/ Jonathan Bloomer
--------------------------------------
Jonathan Bloomer, Director

/s/ Robert P. Saltzman
--------------------------------------
Robert P. Saltzman, President, Chief
Executive Officer and Director

/s/ Clark P. Manning
--------------------------------------
Clark P. Manning, Chief Operating Officer
and Director

/s/ Andrew B. Hopping
--------------------------------------
Andrew B. Hopping, Executive Vice President,
Chief Financial Officer and Director